Exhibit 2.1
                            ARTICLES OF INCORPORATION
                                       OF
                             JS BUSINESS WORKS, INC.

                  The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.

                                 ARTICLE I. NAME

                  The name of the corporation shall be: JS BUSINESS WORKS, INC. The principal place of business of this corporation shall be 265 Sunrise Avenue, Suite 204, Palm Beach, FL 33480.

                         ARTICLE II. NATURE OF BUSINESS

                  This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

                           ARTICLE III. CAPITAL STOCK

                  The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 50,000,000 shares of common stock having $.0001 par value per share and 10,000,000 shares of preferred stock having $.0001 par value per share.

                               ARTICLE IV. ADDRESS

                  The street address of the initial registered office of the corporation shall be 265 Sunrise Avenue, Suite 204, Palm Beach, FL 33480, and the name of the registered agent of the corporation at that address is Donald F. Mintmire.

                          ARTICLE V. TERM OF EXISTENCE

                  This corporation is to exist perpetually.

                              ARTICLE VI. DIRECTORS

                  This corporation shall have no Directors, initially. The affairs of the Corporation will be managed by the shareholders until such time Directors are designated as provided by the Bylaws.

                            ARTICLE VII. INCORPORATOR

                  The name and street address of the incorporator to these Articles of Incorporation is:

                  Donald F. Mintmire, Esq.
                  Mintmire & Associates
                  265 Sunrise Avenue
                  Suite 204
                  Palm Beach, Florida 33480.

                          ARTICLE VIII. EFFECTIVE DATE

            The  corporation  shall  commence its existence on October 20, 1997.

                  IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal on this 20th day of October, 1997.

                                                   /s/Donald F. Mintmire
                                               ------------------------------
                                                     Donald F. Mintmire

STATE OF FLORIDA                            )
                                            ) SS:
COUNTY OF PALM BEACH                        )

                  The foregoing instrument was acknowledged before me this 20th day of October, 1997 by Donald F. Mintmire, who is personally known to me and who (did/did not) take an oath.

                                                       /s/Lisa Coppa
                                              ------------------------------
                                                       Notary Public

                  Donald  F.  Mintmire,   having  been   designated  to  act  as
Registered Agent, hereby agrees to act in this capacity.

                                                   /s/Donald F. Mintmire
                                               ------------------------------
                                                     Donald F. Mintmire
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